Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements are based on the separate historical financial statements of Evans Bancorp, Inc., or Evans, and FSB Bancorp, Inc., or FSB, and give effect to the mergers of (i) Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of Evans, or Merger Sub, with and into FSB, which we refer to as the merger, with FSB continuing as the surviving corporation, (ii) FSB with and into Evans, which we refer to as the second merger and, together with the merger, the holdco mergers, with Evans continuing as the surviving corporation, and (iii) Fairport Savings Bank, a New York-chartered savings bank and wholly owned subsidiary of FSB, which we refer to as FSB Bank, with and into Evans Bank, N.A., a national banking association and a wholly owned subsidiary of Evans, which we refer to as Evans Bank, with Evans Bank being the surviving bank, which we refer to as the bank merger and, together with the holdco mergers, the mergers, including pro forma assumptions and adjustments related to the mergers, as described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet as of December 31, 2019 is presented as if the mergers occurred on December 31, 2019. The unaudited pro forma combined condensed statement of income for the year ended December 31, 2019 is presented as if the mergers occurred on January 1, 2019. The historical consolidated financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the mergers and, with respect to the statements of earnings only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed financial statements have been prepared using the acquisition method of accounting for business combinations under U.S. Generally Accepted Accounting Principles. Evans is the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of FSB to conform to the presentation in Evans’ financial statements.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only. The unaudited pro forma combined condensed financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma combined condensed financial statements;

•

Evans separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2019, included in Evans’ Annual Report on Form 10-K for the year ended December 31, 2019;

•

FSB’s consolidated financial statements and related notes as of and for the years ended December 31, 2019 included in Exhibit 13 in FSB’s Annual Report on Form 10-K for the year ended December 31, 2019; and

•	other information pertaining to Evans and FSB contained in or incorporated by reference into this document.

II-1

EVANS BANCORP, INC./FSB BANCORP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2019

(Dollars in thousands, except per share amounts)

	EVBN 12/31/2019 (as reported)	FSB 12/31/2019 (as reported)	Pro Forma Adj	Notes	Pro Forma 12/31/2019 Combined
ASSETS
Cash and cash equivalents	$38,857	$7,933	($22,367)	(a)	$24,423
Investment securities	133,852	23,292	(89)	(b)	157,055
Loans, net of allowance for loan losses	1,211,356	276,702	1,014	(c)	1,489,072
Premises and equipment	13,754	2,439	—		16,193
Goodwill	10,746	—	1,996	(d)	12,724
Intangible assets	1,799	—	1,494	(e)	3,293
Other assets	49,866	12,944	—		62,810

Total Assets	$1,460,230	$323,310	($17,952)		$1,765,588

LIABILITIES
Deposits
Noninterest-bearing	263,717	12,886	—		276,603
Interest-bearing	1,003,723	222,674	1,047	(f)	1,227,444

Total deposits	1,267,440	235,560	1,047		1,504,047

Other Liabilities
Borrowed funds	12,425	51,735	549	(g)	64,709
Other liabilities	31,912	4,471	—		36,383

Total other liabilities	44,337	56,206	549		101,092

Total liabilities	1,311,777	291,766	1,596		1,605,139

STOCKHOLDERS EQUITY
Preferred stock	—	—	—		—
Common Stock	2,467	19	(19)	(h)	2,467
Capital surplus	63,302	16,081	1,215	(i)	80,598
Accumulated other comprehensive income	(2,583)	(9)	9	(j)	(2,583)
Retained earnings	85,267	15,699	(20,999)	(k)	79,967
Treasury stock	—	—	—		—
Unearned ESOP shares, at cost	—	(246)	246	(l)	—

Total stockholders’ equity	148,453	31,544	(19,548)		160,449

Total liabilities and equity	1,460,230	323,310	(17,952)		1,765,588

Balance Sheet Pro Forma Accounting Adjustments Notes as of December 31, 2019

(a)	Adjustments to cash and cash equivalents:
	To reflect the total anticipated after tax merger related costs borne by both Evans and FSB	$(5,300)
	To reflect estimated cash consideration	(17,067)

		$(22,367)
(b)	Adjustment to investment securities:
	To reflect estimated fair value of FSB’s held to maturity investment securities	$(89)
(c)	Adjustments to loans, net:
	To eliminate FSB’s allowance for loan and lease losses	$1,641
	To reflect estimated fair value of loan portfolio comprised of a credit mark of $3.6 million and an interest rate mark of $2.4 million	(1,219)
	To eliminate FSB’s deferred loan and lease fees	592

		$1,014
(d)	Adjustment to goodwill:

	To reflect goodwill for amount of consideration paid in excess of fair value of assets received and liabilities assumed	$1,996
(e)	Adjustment to intangible assets, net:
	To record fair value estimate of intangible assets specifically identified Core Deposit Intangibles	$1,494
(f)	Adjustment to interest-bearing deposits:
	To reflect estimated fair value of FSB’s deposits	$1,047
(g)	Adjustment to borrowed funds:
	To reflect estimated fair value of FSB’s borrowed funds	$549
(h)	Adjustment to common stock:
	To eliminate FSB common stock	$(19)
(i)	Adjustments to additional paid in capital:
	To eliminate FSB’s additional paid in capital	$(16,081)
	To reflect issuance of shares of Evans common stock in the merger	17,122
	To reflect payment of the stock option awards that fully vest upon closing of the merger	174

		$1,215
(j)	Adjustment to accumulated other comprehensive income:
	To eliminate FSB’s accumulated other comprehensive income	$9
(k)	Adjustments to retained earnings:
	To eliminate FSB’s retained earnings	$(15,699)
	To reflect the total anticipated after tax merger related costs borne by both Evans and FSB	(5,300)

		$(20,999)
(l)	Adjustments to unearned ESOP shares:
	To reflect the liquidation of the remaining unallocated shares in the ESOP	$246

Preliminary purchase price allocation (in thousands, except per share data)

Pro forma stock consideration:
Shares of FSB common stock outstanding of 1,940,661 as of December 31, 2019 at exchange ratio of 0.4394	421
Price per share, based upon Evans’ closing price as of December 18, 2019	$40.64

Total pro forma stock consideration	17,122
Cash consideration:	17,067

Total consideration to holders of FSB common stock	34,190
Economic value of FSB options (172,080 at weighted average exercise price of $16.79)	174

Total pro forma purchase price	$34,363

	12/31/2019 (as reported)	Pro Forma Adj	12/31/2019 (as adjusted)
ASSETS OF ACQUIRED BANK (FSB)
Cash and cash equivalents	$7,933	—	$7,933
Investment securities	23,292	(89)	23,203
Loans, net of allowance for loan losses	276,702	1,014	277,716
Premises and equipment	2,439	—	2,439
Goodwill	—	—	—
Intangible assets	—	1,494	1,494
Other assets	12,944	—	12,944

Total Assets	$323,310	$2,419	$325,729

LIABILITIES OF ACQUIRED BANK (FSB)
Deposits	235,560	1,047	236,607
Other borrowed funds	51,735	549	52,284
Other liabilities	4,471	—	4,471

Total liabilities assumed	291,766	1,596	293,362

Net assets acquired			32,367
Preliminary pro forma goodwill			1,996

EVANS BANCORP, INC./FSB BANCORP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

(Dollars in thousands, except per share amounts)

	EVBN 12/31/2019 (as reported)	FSB 12/31/2019 (as reported)	Pro Forma Adj	Notes		Pro Forma 12/31/2019 Combined
INTEREST INCOME
Interest and fees on loans	$60,193	$12,248	813	(a	)	$73,254
Interest on investment securities	3,850	693	(13)	(b	)	4,530
Other interest income	697	106	—			803

Total interest income	$64,760	$13,047	$800			$78,587

INTEREST EXPENSE
Interest on deposits	11,939	3,469	209	(c	)	15,617
Interest on borrowed funds	746	1,468	275	(d	)	2,489

Total interest expense	12,685	4,937	484			18,106

Net interest income	52,055	8,110	316			60,481
Provision for loan losses	75	295	—			370

Net interest income after provision for loan losses	51,980	7,815	316			60,111
NONINTEREST INCOME
Service fees	2,569	141	—			2,710
Fee income	10,688	19	—			10,707
Bank owned life insurance	656	58	—			714
Realized gain on sale of loans	154	931	—			1,085
Mortgage fee income	—	612	—			612
Other	4,015	176	—			4,191

Total noninterest income	18,082	1,937	—			20,019

NONINTEREST EXPENSE
Salaries, benefits and other compensation	29,628	6,137	—			35,765
Occupancy expense	3,429	1,056	—			4,485
Other operating expense	14,763	3,173	149	(e	)	18,085

Total noninterest expense	47,820	10,366	149			58,335

Income before taxes	22,242	(614)	167			21,795
Income tax provision	5,228	(101)	43	(f	)	5,170

Net income	17,014	(513)	123			16,624

Basic earnings per share	3.47					3.13

Diluted earnings per share	3.42					3.08

Weighted average shares outstanding for basic EPS	4,897,803		421,303	(g	)	5,319,106
Adjusted weighted average shares outstanding for diluted EPS	4,968,172		421,303	(g	)	5,389,475

Income Statement Pro Forma Accounting Adjustments Notes for the Twelve Months Ended December 31, 2019

(a)	Adjustments to interest and fees on loans:
	To reflect the interest income for accretion on purchased performing acquired loans based on estimated fair market value adjustment	$813
(b)	Adjustment to interest on investment securities:
	To reflect the interest income for accretion on purchased performing acquired investments based on estimated fair market value adjustment	$(13)
(c)	Adjustment to interest on deposit accounts:
	To reflect amortization of the discount based on estimated fair market value adjustment	$209
(d)	Adjustment to interest on borrowed funds:
	To reflect amortization of the discount based on estimated fair market value adjustment	$275
(e)	Adjustment to amortization of intangible assets:
	To reflect estimated amortization of core deposit intangibles based on 10 year useful life	$149
(f)	Adjustment to income taxes:
	To reflect the tax adjustment related to pro forma adjustments calculated at a 26% rate	$43
(g)	Adjustment to weighted average shares:
	To reflect the increase in the weighted average shares in connection with the issuance of shares of Evans common stock in the merger (comprised of 1.94 million shares of FSB at a conversion rate of 0.4394)	421,303